Exhibit 99.5

Frequently Asked Questions

What was announced today?

We announced that Constellation Energy and FPL Group, two of the strongest, fastest-growing and most successful energy companies in America, have agreed to merge and create North America’s No. 1 competitive energy supplier and the nation’s second largest electric utility portfolio.

When does the merger become effective?

The proposed merger is expected to take nine to 12 months to gain the necessary regulatory and shareholder approvals.

Why are we doing this?

The merger will create a combined enterprise with significantly more growth potential than either company could achieve on a stand-alone basis. The deal puts us in a better position to increase shareholder value. It will bring together two strong, successful industry leaders whose assets and skill sets fit very well together. In fact, these skills combine the best of the regulated utility and competitive energy businesses. The combined company will continue to provide outstanding service to its millions of customers.

Is this a merger or was Constellation Energy sold to FPL Group?

This is a modified merger of equals, which will create the premier competitive energy company in North America. The combined company will be known as Constellation Energy with dual headquarters in Juno Beach, Fla. and Baltimore. FPL Group’s current CEO and chairman, Lewis Hay, will be CEO of the combined company. Mayo Shattuck will serve as chairman and E. Follin Smith will serve as chief financial officer.

Employees

How will this impact Constellation Energy employees?

There will be no immediate impact and it is anticipated there will be little to no impact through 2006. While the merger is proceeding through the approval process, Constellation Energy will remain an independent company and will continue to focus on its current business plans and objectives. In fact, it’s very important employees stay focused on their current responsibilities.

When the merger is approved will there be job losses?

That isn’t known at this time, but any necessary staff reductions will be achieved through normal attrition wherever possible. It’s estimated the merger will result in approximately $200-$250 million of savings after it has been in operation for three years. That savings number can be reached in a variety of ways, including growth of the businesses and through jobs lost through normal attrition. There is relatively little overlap in our geographic territories and operations. We would expect the level of organizational redundancy to be relatively low, and largely confined to corporate staff functions.

If jobs must be cut, how will that be determined?

An analysis will be done in 2006 to identify redundant job functions at the two companies. This analysis will be carried out by integration teams with representation from both companies. Again, these overlapping functions may be addressed through normal attrition. It’s also important to keep in mind that the combined company will be committed to a growth strategy and could well be adding positions in some areas of the business.

When will I know whether, and how, the transaction will affect me?

That has not been determined. The approval process for the merger is expected to take between nine and 12 months. During that time integration teams will analyze a host of personnel and operational decisions will be announced when appropriate.

Long term, how will this affect my pay, benefits, 401K or pension?

Each company offers competitive compensation and employee benefits, including 401K and retirement plans. Until the deal is approved, employees will continue under their current plans. The combined company will develop its own pay and benefits policies.

How do the benefit programs, salary structures, etc., of Constellation Energy and FPL Group compare?

Detailed information on that topic will be developed by the integration team and communicated to employees as soon as decisions are made.

Will employee bonuses be affected by the transaction?

2005 bonuses will still be paid in the first quarter of 2006. The companies are expected to remain separate and independent through most, if not all, of 2006 while the merger is undergoing regulatory review. Once the combined company is formed, it will adopt its own pay and benefits policies.

Will early retirement packages be offered?

Those decisions will be made by the individual companies and the integration team and communicated when decisions are made.

Baltimore and Maryland

How long is the commitment to keep dual headquarters?

The two companies have committed to dual headquarters for at least five years, and have communicated that commitment to public and community leaders in each city.

Which companies are staying in Baltimore, and which might go to Florida?

The dual headquarters for the combined company will be Baltimore and Juno Beach, Fla. As for individual business units, many of those decisions have yet to be made. It has been determined that Constellation Energy Commodities Group, Constellation NewEnergy, BGE HOME and Constellation Energy Projects & Services, will continue in their current locations in Baltimore and elsewhere. BGE stays and remains with the same name as an independent utility. Fellon-McCord and CNE - Gas will remain in Louisville, Ky. Fossil and renewable generation will be headquartered in Juno Beach, Fla. It’s not clear at this stage whether at some point there will be relocation of other functions from either headquarter city.

Will there be a negative impact for Baltimore?

No, Baltimore is gaining a dual headquarters of a significantly larger, Fortune 100 company that will be the premiere competitive energy company in America. The combined company will be named Constellation Energy and the competitive businesses that will drive its growth will be based and managed from Baltimore for a minimum of five years.

Will the combined company live up to its community commitments in Baltimore?

Yes. Both Constellation Energy and FPL Group have stellar records for community support and local sponsorships. Each has made a long-term pledge to maintain or increase current levels of local giving and support to those communities.

What regulatory approval is needed in Maryland? What are the benefits to customers?

For Constellation Energy, approval is needed from the Maryland Public Service Commission (PSC). Benefits to BGE customers include:

•  Opportunities to improve reliability through sharing of best practices

•  Mutual support in the event of a natural disaster

Transition Planning

Beyond Lewis Hay, Mayo Shattuck and Follin Smith, who will be the senior leaders of the combined company?

In addition to Hay, Shattuck and Smith, Jim Robo has been selected to head up Regulated Utilities and Generation and Moray Dewhurst will be in charge of Transition & Integration for the combined Constellation Energy. Armando Olivera and Ken DeFontes will remain in their respective positions at each of the utilities. Additional operational decisions will be made by the integration team, on which both companies will be represented.

Who will lead/serve on the transition team?

Moray Dewhurst, FPL’s chief financial officer, will be managing the Transition & Integration team.

Will any joint marketing programs begin prior to merger completion?

No. Until the transaction is approved and completed, both companies will remain legally separate entities and, as such, both must and will continue to pursue their respective marketing programs and other business activities on a stand-alone basis, exactly as before.

As a Constellation Energy employee, should I contact my counterparts at FPL Group to discuss transition plans?

Not unless you are explicitly authorized to do so. All operational decisions will be made by a designated integration team, on which both companies will be represented. That group will make those decisions based on what makes the most sense for the combined enterprise, its customers and its shareholders. It’s important to remember at all times that until the merger transaction is completed, Constellation Energy and FPL Group are legally and operationally separate companies. Until the transaction is completed, both companies must and will continue to pursue their respective business activities as separate, stand-alone enterprises, exactly as before.

What is Constellation Energy doing to retain its competitive customers between now and transaction closing?

Customers across our lines of business will be contacted to let them know that we will remain 100 percent focused on their needs and our responsibilities. The most important message for all Constellation Energy customers is that we will continue to serve them exactly as before, providing the highest level of customer service and support. We’ll also be letting them know about the long-term benefits of the merger.

Will any FPL Group employees be relocated to Baltimore?

It is anticipated the respective utility operations will operate independently much as they do today. Long term, we would expect to gain value by combining operations of FPL’s and Constellation Energy’s competitive businesses. The competitive businesses will be based in Baltimore and at this point it’s not clear if some positions may move to other locations.

Strategy

What are some specific benefits of the merger?

The main benefit is that it will help us achieve a higher level of profitable growth by creating a larger, more efficient company. Constellation Energy and FPL Group, and our respective assets and skill sets, fit very well together. FPL Group has generation assets in key markets, such as Texas and New England, where Constellation Energy serves considerable load but owns little generation. The merger will enable us to realize savings in fleet management with the expanded nuclear portfolio, which will double in size to 11 units.

What’s our strategy? Utility or competitive markets?

Both. The company is committed to a growth strategy and this combination will allow the combined company to grow beyond what either company could have achieved individually. Our goal is to achieve a balanced mix of regulated and competitive businesses, because experience has shown that both are necessary for each to grow and thrive. This merger is about creating a combined enterprise very well positioned for long-term strength, growth and success.

Does this mean Constellation Energy is retreating from competitive markets?

No, just the opposite. This merger is about growth - and the competitive sector is where that growth can best be achieved. Constellation Energy is the market leader in the competitive sector and fully intends to maintain and broaden that role. This merger puts the competitive segment of the business on a stronger footing-financially, and in terms of merchant assets. Competitive markets across North America remain robust, particularly at a time of rising commodity prices. Now more than ever, customers need competitive suppliers.

What can Constellation Energy and FPL Group do better together than they could do separately?

Many things. For example, FPL Group is a leader in wind energy, an area in which Constellation Energy has little experience. While FPL Group has competitive businesses, it will gain access to Constellation Energy’s risk management and customer-facing competitive businesses, each market leaders in the wholesale and retail sectors. Most important, FPL Group and Constellation Energy can grow more profitably together than separately. This merger doubles our size, combining a leading customer-facing and risk-management operation with a greatly expanded generation asset base.

Shareholders

I’m a stockholder of Constellation Energy. Do I need to take any action?

You will receive information in an upcoming proxy statement.

When will I receive proxy materials to vote on the deal?

That has not yet been determined, but every shareholder will have sufficient time to carefully review the materials before voting on the transaction or taking any other action.